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                                                                     Exhibit 5.1


BAKER BOTTS L.L.P.

                                      ONE SHELL PLAZA                 AUSTIN
                                      910 LOUISIANA                   BAKU
                                      HOUSTON, TEXAS                  DALLAS
                                      77002-4995                      HOUSTON
                                      713.229.1234                    LONDON
                                      FAX 713.229.1522                MOSCOW
                                                                      NEW YORK
                                                                      RIYADH
                                                                      WASHINGTON

020475.0104

October 23, 2003

Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77056

Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-3 (Registration No. 333-107051; the "Registration Statement") filed by Pride International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance and sale from time to time of up to 6,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company under the Pride International, Inc. Direct Stock Purchase Plan, the Company's direct stock purchase and dividend reinvestment plan (the "Plan"), certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of this opinion that the consideration received by the Company for the Shares will be not less than the par value of the Shares and that the Shares will be issued in accordance with any limitations that may be established by the Board of Directors of the Company from time to time.

                  On the basis of the foregoing, and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that, with respect to the Shares that are to be issued as newly issued shares by the Company, such Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Plan, will be validly issued, fully paid and nonassessable.

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BAKER BOTTS L.L.P.

Pride International, Inc.             -2-                       October 23, 2003

                  The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Validity of the Securities" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ BAKER BOTTS L.L.P.

JDK/TRF/ANM